                                                                     EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

All of the subsidiaries listed below are included in the consolidated financial statements.

                                          Percentage of          Organized
                                         Voting Securities       Under the
Incorporated                            Owned by Registrant       Laws of
- ----------------------------------------------------------------------------

Instron Realty Trust                            100%          Massachusetts (1)
Instron Japan Company, Ltd.                     100%          Massachusetts (1)
Instron Asia, Ltd.                              100%          Massachusetts (1)
Instron Canada Inc.                             100%          Canada (1)
Instron Export Corporation                      100%          Massachusetts (1)
Instron Foreign Sales Corporation               100%          Jamaica (1)
Instron Lawrence Corporation                    100%          Pennsylvania (1)
Equipamentos Cientificos Instron, Ltda.         100%          Brazil (1)
Instron Limited                                 100%          United Kingdom (2)
Instron S.A.                                    100%          France (2)
Instron Proprietary, Ltd.                       100%          Australia (2)
Instron Environmental, Ltd.                     100%          United Kingdom (2)
Instron International, Ltd.                     100%          United Kingdom (2)
Severn Furnaces, Ltd.                           100%          United Kingdom (2)
Instron Singapore Pte Limited                   100%          Singapore (1)
Instron Holdings, Ltd.                          100%          United Kingdom (1)
Laboratory MicroSystems, Inc.                   100%          Massachusetts (1)
Instron Wolpert GmbH                            100%          Germany (2)
Instron Korea Co. Ltd.                          100%          Korea (1)

(1) Subsidiaries of Instron Corporation (a Massachusetts corporation).
(2) Subsidiaries of Instron Holdings Limited (United Kingdom).


                                       38